2020 LTIP – DIRECTOR RSU (2022 FORM)

PRESTIGE CONSUMER HEALTHCARE INC.
2020 LONG-TERM EQUITY INCENTIVE PLAN

AWARD AGREEMENT FOR RESTRICTED STOCK UNITS

THIS AWARD AGREEMENT (the “Agreement”) is made and entered into effective as of _____ __, 20__, by and between PRESTIGE CONSUMER HEALTHCARE INC., a Delaware corporation (together with its subsidiaries, the “Company”), and «Grantee1» (the “Participant”), pursuant to the Prestige Consumer Healthcare Inc. 2020 Long-Term Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

W I T N E S S E T H:

    WHEREAS, the Participant is eligible to receive an Award under the terms of the Plan; and

    WHEREAS, pursuant to the Plan and subject to the execution of this Agreement, the Committee has granted, and the Participant desires to receive, an Award;

    NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.AWARD OF RESTRICTED STOCK UNITS. On the date specified on Exhibit A attached hereto (the “Date of Grant”) but subject to the execution of this Agreement, the Company granted to the Participant an Award in the form of Restricted Stock Units (“RSUs”) entitling the Participant to receive from the Company, without payment, one share of Common Stock (a “Share”) for each RSU set forth on said Exhibit A.
2.EFFECT OF PLAN. The RSUs are in all respects subject to, and shall be governed and determined by, the provisions of the Plan (all of the terms of which are incorporated herein by reference) and to any rules which might be adopted by the Board or the Committee with respect to the Plan to the same extent and with the same effect as if set forth fully herein. The Participant hereby acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest in the RSUs.
3.VESTING. The RSUs shall become fully vested on the earliest to occur of the following (each, a “Vesting Date”): (i) the first anniversary of the Date of Grant, subject to the Participant’s continued service on the Board as of such Vesting Date, (ii) the death of Participant during the Participant’s service on the Board, (iii) the termination of the Participant’s service on the Board as a result of not being nominated for or elected by the stockholders to a new term as a member of the Board, or (iv) the occurrence of a Change in Control during the Participant’s service on the Board. If the Participant’s service on the Board terminates prior to a Vesting Date for any reason other than as described in (ii) or (iii) of the prior sentence, the Participant shall forfeit all right, title and interest in and to the then unvested RSUs as of the date of such termination and the unvested RSUs will be reconveyed to the Company without further consideration or any act or action by the Participant.
4.SETTLEMENT OF VESTED RSUS. Unless the Participant makes a timely election in the form provided by the Company, each vested RSU will be settled by delivery to the Participant, or in the event of the Participant’s death to the Participant’s legal representative, of one Share for each vested RSU no later than thirty (30) days following the earliest of:
(a)the Participant’s death; or
(b)the Participant’s Separation from Service (as defined in Section 409A of the Code); or
(c)a Change in Control of the Company (as defined in Section 409A of the Code).

5.SECURITIES LAW RESTRICTIONS. Acceptance of this Agreement shall be deemed to constitute the Participant’s acknowledgement that the RSUs shall be subject to such restrictions and conditions on any resale and on any other disposition as the Company shall deem necessary under any applicable laws or regulations or in light of any stock exchange requirements.
6.NO ASSIGNMENT. The RSUs are personal to the Participant and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution.
7.NO RIGHT TO CONTINUED SERVICE. Neither the Plan nor this Agreement shall give the Participant the right to continued service with the Company or shall adversely affect the right of the Company to terminate the Participant’s service at any time.
8.GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
9.BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, legal representatives, heirs, and successors in interest.
10.COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.
IN WITNESS WHEREOF, the Company and the Participant have executed and delivered this Agreement as of the day and year first written above.

                        PRESTIGE CONSUMER HEALTHCARE INC.

                        By:
                        Name: Ronald M. Lombardi
                        Title: Chief Executive Officer

                        «Grantee1»

EXHIBIT A

TO

AWARD AGREEMENT, dated as of ______ __, 20__, between PRESTIGE CONSUMER HEALTHCARE INC. and «Grantee1».

1.Date of Grant: _____ ___, 20__
2.Number of Restricted Stock Units*: «Shares1»

A-1